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                                    FORM 8-K


                  QUARTERLY REPORT UNDER SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:     December 21, 1998


                          GOLF TRAINING SYSTEMS, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)



        GEORGIA                                                   58-1963120
-------------------------------     ------------             -------------------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
incorporation or organization)      File Number)             Identification No.)

3400 CORPORATE WAY
SUITE G
DULUTH, GA                                                   30096
--------------------------------------------------------------------------------
(Address of principal                                        (Zip Code)
executive offices)

Registrant's telephone number, including area code           (404) 673-6400
                                                             -------------------







Item 3.   BANKRUPTCY OR RECEIVERSHIP
     On August 11, 1998, Golf Training Systems, Inc., a Georgia corporation (the "Company"), filed a voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Georgia, Atlanta Division (Bankruptcy Case No. 98-75390-SWC).

     On December 9, 1998, the Company placed a press release on the wire regarding the sale of its assets through the Bankruptcy Court. A copy of the press release is attached hereto as Exhibit "A". On December 17, 1998, all of the company's assets, with the exception of certain contractual assets, were sold at the bankruptcy auction.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 1998


                                        GOLF TRAINING SYSTEMS, INC.


                                        By: /s/  Wayne McDonald
                                            -----------------------------
                                                 Wayne McDonald
                                                 Chairman and
                                                 Chief Executive Officer
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                                                                       EXHIBIT A


                 [GTS GOLF TRAINING SYSTEMS, INC. LETTERHEAD]

                                  NEWS RELEASE


                    GOLF TRAINING SYSTEMS CLOSES OPERATIONS


Golf Training Systems, Inc. - Atlanta, GA, December 9, 1998 (OTC BB: GTSX) announced today the assets of the Company will be sold at court auction on December 17, 1998. Depending on the results of this auction, the pending Chapter 11 case will either be dismissed or converted to Chapter 7.

The Company had attempted to restructure through Chapter 11, however, the Company was not able to generate the needed sales levels. Extensive layoffs and cutbacks have been unsuccessful in changing the profitability of the operation enough to manage the total debt and overhead requirement. As a result, the closure of the Company will take place through the court and auction process.

The Company's stock was delisted from the Nasdaq exchange and currently is traded as a bulletin board stock.

Golf Training Systems developed and marketed golf learning and training products for the golfer. The primary products include the Coach, the Glove, the Computer Coach and the Right Link.